Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors

Wells Fargo & Company:

We consent to the incorporation by reference in the proxy statement-prospectus included in the Registration Statement on Form S-4 (the “Registration Statement”) of Wells Fargo & Company (the “Company”), related to the registration of 2,600,000 shares of common stock, par value $1-2/3 per share, of our report dated February 25, 2004, with respect to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, which report is incorporated by reference in the Company’s 2003 Annual Report on Form 10-K, and to the reference to our firm under the heading “Experts” in the proxy statement-prospectus included in the Registration Statement. Our report refers to a change in the method of accounting for goodwill in 2002.

/s/ KPMG LLP
San Francisco, California December 22, 2004